Exhibit 10.5

EXECUTION VERSION

LIMITED WAIVER AND AMENDMENT AGREEMENT

THIS LIMITED WAIVER AND AMENDMENT AGREEMENT, dated as of March 3, 2013 (this “Agreement”) is between Tower Group, Inc., a Delaware corporation (the “Borrower”), each lender party hereto (collectively, the “Lenders” and individually, a “Lender”), and Bank of America, N.A., as Administrative Agent, Fronting Bank and L/C Administrator (“Bank of America”).

WHEREAS, the Borrower, the Lenders and Bank of America are parties to the Amended and Restated Credit Agreement, dated as of February 15, 2012 (as amended, the “Credit Agreement”). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

WHEREAS, the Borrower has given notice to the Administrative Agent and the Lenders that as of December 31, 2012 it was not in compliance with Section 7.10(c) of the Credit Agreement, and such non-compliance constitutes an Event of Default pursuant to Section 8.01(b) of the Credit Agreement (the “RBC Default”).

WHEREAS, the Lenders have agreed to waive the RBC Default but only pursuant to and upon the terms and conditions of this Agreement (the “Limited Waiver”). Consistent with the foregoing, nothing contained herein is intended or shall be deemed to constitute an acknowledgment, representation, warranty, covenant, or other agreement on the part of the Lenders that they have agreed or they will agree (i) to enter into any amendment to the Credit Agreement and the other Loan Documents on any terms and conditions other than as set forth herein or (ii) to any waiver relating to any Default or Event of Default other than the RBC Default.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1. LIMITED WAIVER. Subject to the terms and conditions of this Agreement, the Lenders hereby agree to, and extend to the Borrower, the Limited Waiver, it being initially effective upon the effectiveness of this Agreement pursuant to the provisions of Section 6 hereof; provided that the Risk Based Capital Ratio of Tower Insurance Company of New York is at least 153% as of December 31, 2012.

2. ADDITIONAL COVENANTS.

2.1 Notices from Applicable Insurance Regulatory Authority. The Borrower shall promptly provide the Administrative Agent with a copy of any notice of disapproval or other communication from the Applicable Insurance Regulatory Authority with respect to the proposed amendments to become effective as of January 1, 2013 to the pooling and reinsurance agreements of the Borrower and its Affiliates that would result in a pro forma Risk Based Capital Ratio for Tower Insurance Company of New York of at least 175% (the “Pooling Amendments”).

2.2 Notice to Holders of Convertible Securities. The Borrower will not provide a notice to any holder of Convertible Securities with respect to the optional tender arising from the Merger that would require payment to be made to such holders before April 9, 2013.

3. EVENTS OF DEFAULT. Any of the following shall be an Event of Default under the Credit Agreement: (a) the Borrower fails to comply with either of the covenants set forth in Section 2 of this Agreement, (b) any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any Subsidiary herein shall be incorrect or misleading when made or deemed made or (c) the Pooling Amendments shall have been disapproved by the Applicable Insurance Regulatory Authority and on or before April 5, 2013, the Borrower shall not have delivered to the Administrative Agent a pro forma calculation in form satisfactory to the Administrative Agent demonstrating that the Risk Based Capital Ratio of Tower Insurance Company of New York as of March 31, 2013 is at least 175%.

4. MODIFICATION TO SECOND AMENDMENT. Notwithstanding anything set forth in the Second Amendment to Credit Agreement and Consent, dated as of November 26, 2012 (as amended pursuant to the extension letter dated as of January 23, 2013, the “Second Amendment”) among the Borrower, the Lenders and Bank of America, in addition to the conditions set forth in Section 2.2 of the Second Amendment, the replacement of Schedule 2.01 to the Credit Agreement (the increase in Commitments) set forth in Section 2.01(d) of the Second Amendment shall not become effective until (i) the Pooling Amendments shall have been deemed approved, or if disapproved by the Applicable Insurance Regulatory Authority, the Borrower shall have delivered to the Administrative Agent a pro forma calculation in form satisfactory to the Administrative Agent demonstrating that the Risk Based Capital Ratio of Tower Insurance Company of New York as of March 31, 2013 is at least 175% and (ii) this Agreement shall have been executed and delivered by all Lenders.

5. REAFFIRMATION. All provisions of the Credit Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof, and the Borrower reaffirms all its agreements under the Credit Agreement and the Loan Documents, notwithstanding the occurrence of the RBC Default.

6. CONDITIONS TO EFFECTIVENESS. This Agreement will be effective once this Agreement shall have been executed and delivered by the Borrower, the Administrative Agent, and the Required Lenders.

7. REPRESENTATIONS AND WARRANTIES. To induce the Lenders and the Administrative Agent to enter into this Agreement, the Borrower represents and warrants to the Administrative Agent and each Lender as follows:

7.1 Due Authorization, Non-Contravention, etc. The execution, delivery and performance of this Agreement by the Borrower are within its powers, have been duly authorized by all necessary action, and do not:

(a) contravene its Organization Documents;

(b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any of its Subsidiaries; or

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(c) result in, or require the creation or imposition of, any Lien on any of the properties of the Borrower or any of its Subsidiaries.

7.2 Defaults. The RBC Default is the only Default or Event of Default that has occurred and is continuing.

7.3 Credit Agreement Representations and Warranties. The representations and warranties set forth in Article VI of the Credit Agreement are true and correct with the same effect as if made as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

7.4 Risk Based Capital Ratio. The Risk Based Capital Ratio of Tower Insurance Company of New York as of December 31, 2012 is at least 153%.

7.5 Filing. The necessary filing with the Applicable Insurance Regulatory Authority with respect to the Pooling Amendments has been made, and the Pooling Amendments shall be deemed approved if the Applicable Insurance Regulatory Authority has not disapproved such Pooling Amendments on or prior to April 5, 2013.

7.6 Validity, etc. This Agreement constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

8. MISCELLANEOUS.

8.1 Limited Waiver; Continuing Effectiveness, etc. This Agreement shall be strictly limited to its terms. In this Agreement, the Lenders waive no Default or Event of Default, whether presently or subsequently existing except for the RBC Default. This Agreement shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect. After the amendments set forth herein have become effective, all references to the Credit Agreement in the Loan Documents or in any other document, instrument, agreement or writing shall be deemed to refer to the Credit Agreement as amended hereby. Each other Loan Document is hereby ratified, approved and confirmed in each and every respect.

8.2 Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Administrative Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent) in connection with the negotiation, preparation, execution and delivery of this Agreement and the transactions contemplated hereby.

8.3 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

8.4 Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

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8.5 Execution in Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

8.6 Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

8.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

TOWER GROUP, INC.

By:	/s/ William E. Hitselberger
Name:	William E. Hitselberger
Title:	EVP and CFO

Limited Waiver and Amendment Agreement

BANK OF AMERICA, N.A., as Administrative Agent, L/C Administrator, Fronting Bank and Lender

By:	/s/ Tiffany Burgess
Name:	Tiffany Burgess
Title:	Vice President

Limited Waiver and Amendment Agreement

JPMORGAN CHASE BANK, N.A.

By:	/s/ Hector J. Varona
Name:	Hector J. Varona
Title:	Vice President

Limited Waiver and Amendment Agreement

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Wayne K. Guessfond
Name:	Wayne K. Guessfond
Title:	Sr. Vice President

Limited Waiver and Amendment Agreement

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Gustavus A. Bahr
Name:	Gustavus A. Bahr
Title:	Senior Vice President

Limited Waiver and Amendment Agreement

WELLS FARGO BANK, N.A.

By:	/s/ Robert P. Callahan, Jr.
Name:	Robert P. Callahan, Jr
Title:	Director

Limited Waiver and Amendment Agreement

THE NORTHERN TRUST COMPANY

By:	/s/ Chris McKean
Name:	Chris McKean
Title:	Senior Vice President

Limited Waiver and Amendment Agreement